Exhibit 99.2

Unaudited pro forma condensed combined financial statements

On January 27, 2014, LIN Digital Media LLC, an indirect wholly-owned subsidiary of LIN Media LLC (“LIN Media”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with FMPL Holdings, Inc., to purchase 100% of the outstanding capital stock of Federated Media Publishing, Inc. (“FMPI”), for $22.3 million, net of cash, subject to post-closing adjustments. FMPI is a digital content and conversational marketing company with primary operations in San Francisco and New York City. On February 3, 2014, LIN Digital Media LLC closed the acquisition of 100% of the outstanding capital stock of FMPI.  The purchase price was financed with a combination of cash on hand and cash available under LIN Television Corporation’s revolving credit facility.
The unaudited pro forma condensed combined financial statements are based on the historical financial statements of LIN Media and FMPI as adjusted for the acquisition of FMPI (the "Acquisition") and related financing. Our audited historical financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2013 (“10-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2014. FMPI’s audited historical financial statements for the year ended December 31, 2013 are included as Exhibit 99.1 to this Current Report on Form 8-K/A (“8-K”). These pro forma financial statements should be read in conjunction with those financial statements.
The unaudited pro forma condensed combined statement of operations gives effect to the Acquisition in the manner described under this ‘‘Unaudited pro forma condensed combined financial statements’’ and the notes thereto as if it had occurred on January 1, 2013. The unaudited pro forma condensed combined statement of operations for the twelve-month period ended December 31, 2013 has been derived by (i) adding the historical LIN Media statement of operations for the year ended December 31, 2013, to the historical FMPI statement of operations for the year ended December 31, 2013, and reclassifying the FMPI statement of operations to conform to LIN Media’s presentation of its statement of operations, and (ii) applying pro forma adjustments to the condensed combined statement of operations to give effect to the Acquisition and related financing as if it had occurred on January 1, 2013.
The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on December 31, 2013. The unaudited pro forma condensed combined balance sheet as of December 31, 2013 has been derived by (i) adding the historical LIN Media balance sheet as of December 31, 2013, to the historical FMPI balance sheet as of December 31, 2013, and reclassifying the FMPI balance sheet to conform to LIN Media’s balance sheet presentation, and (ii) applying pro forma adjustments to the condensed combined balance sheet to give effect to the Acquisition and revolver drawdown as if it had occurred on December 31, 2013.
The unaudited pro forma condensed combined financial statements do not purport to represent what our results of operations or balance sheet would have been if the Acquisition had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma condensed combined financial statements are based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2013
(in thousands)

	Historical		Pro Forma Adjustments
	LIN Media LLC	Federated Media Publishing, Inc.	Reclassification adjustments		Acquisition of Assets of Federated Media		Total Financing Arrangements		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$12,525	$46	$—		$(22,029)	(b),(c)	$23,000	(f)	$13,542
Accounts receivable, less allowance for doubtful accounts	145,309	10,687	—		—		—		155,996
Deferred income tax assets	6,898	—	18	(a)	—		—		6,916
Other current assets	15,201	461	(18)	(a)	—		—		15,644
Total current assets	179,933	11,194	—		(22,029)		23,000		192,098
Property and equipment, net	221,078	4,408	(4,155)	(a)	—		—		221,331
Deferred financing costs	16,448	—	—		—		—		16,448
Investment in subsidiary	—	—	—		—		—		—
Goodwill	203,528	6,484	—		549	(d)	—		210,561
Broadcast licenses	536,515	—	—		—		—		536,515
Other intangible assets, net	47,049	712	4,155	(a)	6,631	(d)	—		58,547
Other assets	12,299	192	—		—		—		12,491
Total assets	$1,216,850	$22,990	$—		$(14,849)		$23,000		$1,247,991
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$17,364	$5,000	$4,593	(a)	(9,593)	(c)	—		$17,364
Line of credit	—	4,593	(4,593)	(a)	—		—		—
Accounts payable	14,002	4,752	(44)	(a)	—		—		18,710
Income Tax Payable	1,420	—	44	(a)	—		—		1,464
Accrued expenses	51,696	1,514	1,330	(a)	701	(b),(e)	—		55,241
Accrued compensation and benefits	—	1,136	(1,136)	(a)	—		—		—
Convertible notes	—	6,175	—		(6,175)	( c)	—		—
Deferred revenue	—	194	(194)	(a)	—		—		—
Program obligations	7,027	—	—		—		—		7,027
Total current liabilities	91,509	23,364	—		(15,067)		—		99,806
Long-term debt and capital lease obligations, excluding current portion	927,328	4,670	—		(4,670)	(c)	23,000	(f)	950,328
Deferred income taxes, net	64,686	—	30	(a)	—		—		64,716
Program obligations	4,146	—	—		—		—		4,146
Other liabilities	27,209	223	(30)	(a)	—		—		27,402
Total liabilities	1,114,878	28,257	—		(19,737)		23,000		1,146,398

Commitments and Contingencies	—	—	—		—		—		—

Redeemable noncontrolling interest	12,845	—	—		—		—		12,845

Shareholders' equity
Common shares	1,142,959	—	—		—		—		1,142,959
Treasury Shares	(21,984)	—	—		—		—		(21,984)
Additional paid-in capital	—	44,438	—		(44,438)	(e)	—		—
Accumulated (deficit) earnings	(1,006,322)	(49,705)	—		49,326	(e)	—		(1,006,701)
Accumulated other comprehensive loss	(25,526)	—	—		—		—		(25,526)
Total shareholders' equity	89,127	(5,267)	—		4,888		—		88,748
Total liabilities, redeemable noncontrolling interest and equity	$1,216,850	$22,990	$—		$(14,849)		$23,000		$1,247,991

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2013
(in thousands)

	Historical		Pro Forma Adjustments
	LIN Media LLC	Federated Media Publishing, Inc.	Reclassification adjustments		Acquisition of Assets of Federated Media		Total Financing Arrangements		Pro Forma Combined

Net revenues	$652,363	$37,169	$—		$—		$—		$689,532

Operating expenses:
Direct operating	251,078	—	35,623	(h)	—		—		286,701
Cost of revenues	—	25,276	(25,276)	(h)	—		—		—
Research and development	—	1,742	(1,742)	(h)	—		—		—
Sales and marketing	—	12,157	(12,157)	(h)	—		—		—
General and administrative	—	3,718	(3,718)	(h)	—		—		—
Selling, general and administrative	162,550	—	2,681	(h)	—		—		165,231
Amortization of program rights	29,242	—	—		—		—		29,242
Corporate	41,377	—	—		(143)	(l)	—		41,234
Depreciation	46,854	—	777	(h)	—		—		47,631
Amortization of intangible assets	22,826	579	3,812	(h)	(1,960)	(g)	—		25,257
Restructuring	3,895	—	—		—		—		3,895
Contract termination costs	3,887	—	—		—		—		3,887
Loss from asset dispositions	710	—	—		—		—		710
Operating income (loss)	89,944	(6,303)	—		2,103		—		85,744
									—
Other expense (income):									—
Interest expense, net	56,607	4,349	—		(4,349)	(i)	583	(k)	57,190
Share of loss in equity investments	56	—	—		—		—		56
Other expense, net	2,100	(6)	—		—		—		2,094
Total other expense (income), net	58,763	4,343	—		(4,349)		583		59,340
									—
Income (loss) before (benefit from) provision for income taxes	31,181	(10,646)	—		6,452		(583)		26,404
(Benefit from) provision for income taxes	(125,420)	68	—		2,629	(j)	(238)	(j)	(122,961)
Income (loss) from continuing operations	$156,601	$(10,714)	$—		$3,823		$(345)		$149,365
Basic income from continuing operations attributable to LIN Media LLC	$2.99								$2.85
Diluted income from continuing operations attributable to LIN Media LLC	$2.81								$2.68
Weighted-average number of common shares outstanding used in calculating basic income per common share	52,439								52,439
Weighted-average number of common shares outstanding used in calculating diluted income per common share	55,639								55,639

Notes to unaudited pro forma condensed combined financial statements

Note 1—Basis of pro forma presentation
The unaudited pro forma condensed combined financial statements and explanatory notes give effect to the acquisition of FMPI by us, and the related acquisition financing. The unaudited pro forma condensed combined financial statements reflect the consolidation of FMPI’s assets, liabilities, and results of operations into LIN Media. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred as of December 31, 2013. The unaudited pro forma condensed combined statement of operations is presented as if the Acquisition had occurred on January 1, 2013.
The Acquisition has been accounted for as a business combination. Accordingly, the total purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill.
The preparation of unaudited pro forma condensed combined financial statements requires management to make estimates and assumptions that affect the amounts reported in the unaudited pro forma condensed combined financial statements and the notes thereto. Estimates were applied herein to the valuation of goodwill, intangible assets, property and equipment, amortization of intangible assets, depreciation of property and equipment, and the income tax effects of the pro forma adjustments. The purchase price allocation as of the ultimate acquisition date and the resulting effect on income from operations will differ from the amounts included herein.
The unaudited pro forma condensed combined financial statements are based on the historical financial statements of LIN Media and FMPI after giving effect to the Acquisition, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the Acquisition was consummated as of January 1, 2013.
This information should be read in conjunction with the accompanying notes to the audited pro forma condensed combined financial statements and the historical consolidated financial statements and accompanying notes of LIN Media, included in our 10-K, and FMPI included in Exhibit 99.1 to this 8-K.
Note 2—Purchase price allocation
The following table summarizes, as of December 31, 2013, the provisional allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed in the Acquisition, after giving effect to the Acquisition (in thousands):

Accounts receivable, less allowance for doubtful accounts	$10,687
Deferred income tax asset	18
Other current assets	443
Property and equipment	253
Definite-lived intangible assets	11,498
Other assets	192
Accounts payable	(4,708)
Income tax payable	(44)
Accrued expenses	(2,844)
Deferred income taxes	(30)
Other liabilities	(193)
Fair value of identifiable net assets acquired	15,272
Goodwill	7,033
Total	$22,305

The amount allocated to definite-lived intangible assets represents the estimated fair values of trademarks of $2.2 million, customer relationships of $1.2 million, publisher relationships of $4.2 million, and completed technology of $3.9 million. These intangible assets will be amortized over the estimated remaining useful lives of 7 years for trademarks, 4 years for customer relationships, 8 years for publisher relationships, and 3 years for completed technology.
The provisional purchase price allocation presented above is based upon all information available to us at the present time, and is based upon management’s preliminary estimates of the fair values using valuation techniques including income, cost and market approaches. The purchase price allocation is provisional pending our final determination of the fair values of the assets and liabilities, which we expect will occur within twelve months following the Acquisition. Upon the completion of the final purchase price allocation, any reallocation of fair values to the assets acquired and liabilities assumed in the Acquisition could have a material impact on our future results of operations.
Goodwill of $7.0 million primarily represents the benefits of the incremental revenue we expect to generate from the Acquisition. All of the goodwill is deductible for tax purposes.
Note 3—Pro forma adjustments
The unaudited pro forma condensed combined financial statements include adjustments attributed to the Acquisition, and the borrowings and use of amounts to finance the Acquisition, which include $23 million of assumed revolving borrowings under our senior secured credit facility. The unaudited pro forma condensed combined financial statements reflect the purchase of certain assets and the assumption of certain liabilities of FMPI. The Acquisition includes working capital items such as accounts receivable, prepaid expenses, accounts payable, accrued liabilities, and also includes property and equipment. The Acquisition excludes obligations under FMPI’s line of credit and term loan because these liabilities were not assumed by LIN Media. Accordingly, the unaudited pro forma condensed combined financial statements include adjustments to reverse the assets and liabilities of FMPI that are not being acquired by us pursuant to the terms of the Purchase Agreement.
The unaudited pro forma condensed combined statement of operations does not include any costs that may result from acquisition and integration activities. The unaudited pro forma condensed combined statement of operations does not include any adjustments to eliminate operating expenses associated with FMPI’s former offices and related overhead, nor does it adjust for expected future incremental operating income as a result of synergies we expect to realize.
Adjustments to unaudited pro forma condensed combined balance sheet
The pro forma adjustments in the unaudited pro forma condensed combined balance sheet related to the Acquisition as of December 31, 2013 are as follows:

(a)
Reclassifications have been made to the historical presentation of the FMPI balance sheet to conform to the presentation used in our condensed combined balance sheet. The adjustments reclassify internally developed software costs, line of credit borrowings, income taxes payable, accrued compensation and benefits, deferred revenue, and deferred income taxes to the line items in which they would appear in the LIN Media balance sheet.

(b)
Reflects $21.9 million of cash that would have been paid had closing occurred on December 31, 2013, as well as $0.9 million which relates to obligations of the sellers assumed by LIN Media and a $.5 million net working capital adjustment owed to LIN Media by the sellers.

(c)
Reflects the reversal of FMPI's cash and obligations under its line of credit and term loans that were not assumed, pursuant to the terms of the Purchase Agreement, as described in further detail above.

(d)
Other intangible assets were adjusted by $6.6 million, to their estimated fair values as of the Acquisition date, as reflected in the purchase price allocation in Note 2. The excess of the aggregate purchase price over the estimated fair values of the assets acquired and liabilities assumed resulted in the recognition of $7.0 million of goodwill.

(e)
Reflects the elimination of the investment in FMPI by FMPL Holdings, Inc. and reflected within equity, and a $0.6 million charge, net of tax, to accumulated deficit for accrued transaction fees and expenses.

(f)	Reflects the Acquisition financing of $23.0 million of revolving borrowings under our senior secured credit facility.
Adjustments to unaudited pro forma condensed combined statements of operations
The pro forma adjustments in the unaudited pro forma condensed combined statement of operations related to the Acquisition, including the related acquisition financing as of January 1, 2013 are as follows:

(g)	Reflects decreased amortization expense based on the estimated fair values and extended useful lives of the identifiable intangible assets.

(h)
Reclassifications have been made to the historical presentation of the FMPI statements of operations to conform to the presentation used in our condensed combined statement of operations. The adjustments 1) reclassify cost of revenues into direct operating, selling, general and administrative, and depreciation; 2) reclassify research and development to direct operating and selling, general and administrative; 3) reclassify sales and marketing to direct operating and selling, general and administrative; and 4) reclassify general and administrative to direct operating and selling, general and administrative.

(i)	Reflects the reversal of interest on FMPI’s debt that was not purchased or assumed, pursuant to the terms of the Purchase Agreement.

(j)	We applied an effective federal tax rate of 35%, and a state tax rate of 5.75%, net of federal benefit, for the full year ended December 31, 2013 to the pro forma adjustments.

(k)
Reflects the additional interest expense related to the $23.0 million of assumed revolving borrowings under our senior secured credit facility. Additional cash interest on the revolving credit facility and term loan is based on an assumed one-month LIBOR rate of 0.16% plus an applicable margin of 2.75% in place at acquisition, as well as the reduction of the commitment fee on the undrawn portion of LIN Media's revolving credit facility, which was .375% at acquisition. The effect of a one-eighth percent variance in the interest rates on the annual incremental interest expense is $29 thousand.

(l)	Reflects the reversal of transaction fees and expenses incurred that are directly attributable to the Acquisition.